================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT
       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_| Soliciting Materials Pursuant to /section/ 240.14a-11(c) or /section/ 240.14a-12

                             CONTINUCARE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                             CONTINUCARE CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|  No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

      (4) Proposed maximum aggregate value of transaction:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration No.:

      (3) Filing Parties:

      (4) Date Filed:
================================================================================

                             CONTINUCARE CORPORATION

                100 SOUTHEAST SECOND STREET, MIAMI, FLORIDA 33131
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 26, 1999

                              --------------------


To the Shareholders of Continucare Corporation:


        NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Continucare Corporation, a Florida corporation ("Continucare" or the "Company"), will be held at 10:00 a.m., local time, on Tuesday, January 26, 1999, at the NationsBank Tower, 19th Floor, 100 Southeast Second Street, Miami, Florida, for the following purposes:

              (1) The election of eight members to the Company's Board of Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

              (2) To amend the Company's Amended and Restated 1995 Stock Option Plan; and

              (3) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on December 11, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                         By Order of the Board of Directors


                                         Charles M. Fernandez
                                         CHAIRMAN OF THE BOARD


Miami, Florida
December 23, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                             CONTINUCARE CORPORATION
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Continucare Corporation, a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, on Tuesday, January 26, 1999, at the NationsBank Tower, 19th Floor, 100 Southeast Second Street, Miami, Florida, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders. The Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock on or about December 23, 1998.

        Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 100 Southeast Second Street, 36th Floor, Miami, Florida 33131 and its telephone number is (305) 350-7515.

                          INFORMATION CONCERNING PROXY

        The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

        The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

        At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:


              (1) The election of eight members to the Company's Board of
                  Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

              (2) To amend the Company's Amended and Restated 1995 Stock Option
                  Plan (the "Plan"); and

              (3) The transaction of such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

        Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        The Board of Directors has set the close of business on December 11, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,606,283 shares of Common Stock outstanding. Only the holders of issued and outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Shareholders do not have the right to cumulate their votes, and are entitled to one vote for each share held.

        The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Approval of the amendment to the Company's Plan and any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, (unless such matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws). If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

        Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

        A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors. If a matter has been included in the proxy to which a broker or nominee would not have discretionary voting power under applicable American Stock Exchange rules, any broker or nominee "non-votes" would not be considered as shares entitled to vote on the subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.

                               SECURITY OWNERSHIP

        The following table sets forth certain information as of December 1, 1998 concerning the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the directors and director nominees who own shares of the Company, (iii) the Company's Named Executive Officers (as defined hereafter), and (iv) all executive officers and directors of the Company as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person's spouse.

          NAME AND ADDRESS               AMOUNT AND NATURE OF               PERCENT OF
         OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)          COMMON STOCK(2)
----------------------------------   ------------------------------   --------------------
Charles M. Fernandez                           1,726,667(3)                   11.7%
  100 S.E. Second Street
  36th Floor
  Miami, Florida 33131

Susan Tarbe                                       80,000(4)                     *
  100 S.E. Second Street
  36th Floor
  Miami, Florida 33131


          NAME AND ADDRESS               AMOUNT AND NATURE OF               PERCENT OF
         OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)          COMMON STOCK(2)
----------------------------------   ------------------------------   --------------------
Dr. Norman B. Gaylis                             226,729(7)                    1.5
  100 S.E. Second Street
  36th Floor
  Miami, Florida 33131

Dr. Phillip Frost                              2,087,133(5)                    14.2
  4400 Biscayne Boulevard
  Miami, FL  33137

Richard B. Frost                                 444,700(6)                    3.0
  7700 W. Camino Real
  Boca Raton, FL 33433

Mark J. Hanna                                    389,900(6)                    2.7
  7700 W. Camino Real
  Boca Raton, FL 33433

J. Kenneth Looloian                               77,000(8)                     *
  1380 Outlook Drive West
  Mountainside, NJ  07092

Elias F. Ghanem, M.D.                             75,000(4)                     *
  150 E. Harmon Street
  Las Vegas, NV  89109

Robert Soros                                      75,000(4)                     *
  888 Seventh Avenue, 33rd floor
  New York, NY  10106

Neil Flanzraich                                        0                        *
  4400 Biscayne Boulevard
  Miami, FL  33137

Strategic Investment Partners, Ltd.            2,250,000(9)                   15.4
  Kaya Flamboyan 9
  Willemstad, Curacao
  Netherlands Antilles

Sailfish Investments LLC                         882,400                       6.0
  380 Middlesex Avenue
  Carteret, NJ 07008

Bank of New York                               3,315,862(10)                  22.7
  925 Patterson Plank Road
  Secaucus, NJ  07094

Mercantile-Safe Deposit                        1,149,655(10)                   8.2
  & Trust Company
  766 Old Hammonds Ferry Road
  Proxy Unit #230-20
  Linthicum, MD  21090

All directors and executive officers           5,226,295                      34.1
  as a group (12 persons)(11)

--------------------
*    Less than one percent.

(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.
(2)  Based on 14,606,283 shares outstanding as of December 1, 1998.

(3) Includes (i) 1,616,667 shares of Common Stock are owned of record by the Fernandez Family Limited Partnership and (ii) 110,000 shares of Common Stock underlying options granted that are currently exercisable.
(4) Represents shares of Common Stock underlying options granted which are currently exercisable.
(5) Includes (i) 1,058,333 shares owed beneficially by Frost Nevada Limited Partnership, (ii) 953,800 shares owned by Dr. Frost individually and (iii) 75,000 shares of Common Stock underlying options granted that are currently exercisable.
(6) Includes 75,000 shares of Common Stock underlying options granted that are currently exercisable.
(7) Includes (i) 193,395 shares owned beneficially by Dr. Gaylis and (ii) 33,334 shares of Common Stock underlying options granted that are currently exercisable.
(8) Includes (i) 2,000 shares owned beneficially by Mr. Looloian and (ii) 75,000 shares of Common Stock underlying options granted that are currently exercisable.
(9) Based on the most recent Schedule 13D, beneficial ownership of these shares is shared by (i) Quasar Strategic Partners LDC, (ii) Quantum Industrial Partners LDC, (iii) QIH Management Advisor, L.P., (iv) QIH Management, Inc., (v) Soros Fund Management LLC, (vi) Mr. Stanley F. Druckenmiller and
     (vii) Mr. George Soros. Mr. George Soros is the father of Mr. Robert Soros.
(10) Represents shares of Common Stock that may be issued upon the conversion (at a conversion price of $7.25) of 8% Convertible Subordinated Notes due 2002 issued by the Company on October 30, 1997.
(11) Includes 717,500 shares of Common Stock underlying options granted that are currently exercisable.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

        Eight persons are nominated for election as directors to serve until the next Annual Meeting of Shareholders and until each director's successor is duly elected and qualified. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

        The following table sets forth certain information as to the persons nominated for election as directors of the Company at the Annual Meeting.


                             NOMINEES FOR DIRECTORS

NAME                                 AGE    POSITION
--------------------------------   -------  ---------------------------------------------------
Charles M. Fernandez.........         36    Chairman of the Board, Chief Executive Officer and
                                            President*

Phillip Frost, M.D...........         62    Vice Chairman of the Board*

Richard B. Frost.............         49    Director*

Mark J. Hanna................         49    Director*

Elias F. Ghanem, M.D.........         59    Director*

Robert Soros.................         35    Director*

J. Kenneth Looloian..........         76    Director*

Neil Flanzraich..............         55    Director Nominee

-----------------
*Biography is set forth below under "Management."

        NEIL FLANZRAICH has served as the Vice Chairman and President of IVAX Corporation since May 1998. From September 1995 to May 1998, he was a shareholder and served as Chairman of the Life Sciences Legal Practice at the law firm of Heller Erhman White & McAuliffe. Prior to his position at the law firm, Mr. Flanzraich was the Senior Vice President and General Counsel of Syntex Corporation, an international diversified life science company which was acquired by Roche Holding, Ltd.

                                   MANAGEMENT

        The executive officers and directors of the Company are as follows:

NAME                                 AGE    POSITION
---------------------------------  -------  -----------------------------------------------------
Charles M. Fernandez.........         36    Chairman of the Board, Chief Executive Officer and
                                            President

Phillip Frost, M.D...........         62    Vice Chairman of the Board

Susan Tarbe..................         42    Executive Vice President and General Counsel

Bruce Altman.................         46    Senior Vice President and Chief Financial Officer

Steven J. Baldwin............         50    Senior Vice President of Physical Rehabilitation
                                            and Ancillary Services



NAME                                 AGE    POSITION
---------------------------------  -------  -----------------------------------------------------
Carlis R. Sabinson...........         54    Senior Vice President of Compliance and Security

Norman B. Gaylis, M.D........         48    Senior Vice President, Chief Operating Officer  of
                                            Physician Practice Division

Richard B. Frost.............         49    Director

Mark J. Hanna................         49    Director

Elias F. Ghanem, M.D.........         59    Director

Robert Soros.................         35    Director

J. Kenneth Looloian..........         76    Director

Lee S. Hillman...............         43    Director

        CHARLES M. FERNANDEZ co-founded Continucare in February of 1996 and has been involved in all aspects of its operations since that time serving as its Chairman of the Board, President and Chief Executive Officer. Since 1985 and prior to founding Continucare, Mr. Fernandez was the Executive Vice President and Director of Heftel Broadcasting Corporation ("HBC"), a public company owning a network of radio stations. At HBC, Mr. Fernandez was involved in the acquisition of 17 broadcast companies and played an instrumental role in HBC's growth in revenues from $4 million in 1985 to approximately $65 million in 1995. Mr. Fernandez has also been an officer of Bally Entertainment Corporation since January 1996, where he provides advice concerning growth and acquisitions for Bally in Florida and Latin America, a director of IVAX Corporation, a Florida corporation ("IVAX") since June 1998 and a director of Frost Hanna Capital Group, Inc., an investment company, since December 1997.

        PHILLIP FROST, M.D. has served as Vice Chairman of Continucare since September 1996. Dr. Frost has served, since 1987, as Chairman of the Board and Chief Executive Officer of IVAX, the world's largest generic pharmaceutical manufacturer. He served as IVAX's President from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1970 to 1992. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceutical, Inc. from 1972 to 1986. He is Vice Chairman of the Board of Directors of North American Vaccine, Inc., Chairman of the Board of Directors of Whitman Education Group, which is engaged in proprietary education and a director of Northrup Grumman which is in the aerospace industry. He is Vice Chairman of the Board of Trustees of the University of Miami and a member of the Board of Governors of the American Stock Exchange. Dr. Frost is the uncle of Richard Frost.

        SUSAN TARBE joined Continucare in September 1996 as Executive Vice President and General Counsel. Prior to joining the Company, Ms. Tarbe was an Assistant United States Attorney for the Southern District of Florida since September 1985. During her employment with the United States Attorney's office, Ms. Tarbe specialized in the area of white-collar criminal offenses, and since May of 1994 was the Chief of the Economic Crimes Unit.

        BRUCE ALTMAN joined Continucare in August 1998 as Senior Vice President and Chief Financial Officer. Prior to joining Continucare, Mr. Altman was Vice President of Finance at John Alden Life Insurance Company, a subsidiary of John Alden Financial Corp. since June 1989.

        STEVEN J. BALDWIN joined Continucare in September 1997 as Senior Vice President of Physical Rehabilitation and Ancillary Services. From 1987 to 1995, Mr. Baldwin served as Chief Operating Officer and later as President of Pro Rehab, a significant contract service subsidiary of Continental Medical Systems ("CMS") which had acquired Pro Rehab. The sale of Pro Rehab to CMS included a non-compete for Mr. Baldwin which expired June 30, 1997. From December, 1996 to prior to joining Continucare, Mr. Baldwin served as a rehab consultant for the Presbyterian Healthcare System in Charlotte, North Carolina.

        CARLIS R. SABINSON joined Continucare in March 1997 as the Vice President for Compliance and Security. Prior to joining the Company, Mr. Sabinson served at the Federal Bureau of Investigation (the "FBI") for over twenty-six years in various capacities, including serving as the head of the Economic Crime Program in the FBI's Miami Division and as Supervisor of the FBI's Civil Rights Program. Mr. Sabinson was also an instructor at the FBI Academy and FBI liaison to the White House, U.S. Supreme Court, and the U. S. Department of Justice.

        NORMAN B. GAYLIS, M.D. joined Continucare in April 1997 upon consummation of the acquisition of the Arthrocare America. Dr. Gaylis has been a practicing rheumatologist in Florida for over twenty years. He is Board certified in rheumatology, and is an Associate Professor of rheumatology at the University of Miami School of Medicine.

        RICHARD B. FROST has served as a Director of Continucare since September 1996. Mr. Frost has been Chief Executive Officer and Chairman of the Board of Directors of Frost Hanna Capital Group, Inc. since February 1996, its inception. Mr. Frost was the Chief Executive Officer and Chairman of the Board of Directors of Frost Hanna Mergers Group, Inc. ("FH") from its formation in October 1993 until September 1996. Mr. Frost was the Chief Executive Officer and Chairman of the Board of Directors of Frost Hanna Acquisition from April 1993 until January 1996. From June 1992 to May 1994, Mr. Frost held similar positions at Frost Hanna Halpryn until the merger of Sterling Healthcare, Inc. and Sterling Healthcare Group, Inc. with and into a wholly-owned subsidiary of Frost Hanna Halpryn (the "Sterling Merger"). Mr. Frost is the nephew of Dr. Phillip Frost.

        MARK J. HANNA has served as a Director of Continucare since September 1996. Mr. Hanna has been the President and a member of the Board of Directors of Frost Hanna Capital Group, Inc. since February 1996, its inception. Mr. Hanna was the President and a member of the Board of Directors of FH from its formation in October 1993 until September 1996. Mr. Hanna was the President and a member of the Board of Directors of Frost Hanna Acquisition from April 1993 until January 1996. Mr. Hanna held similar positions at Frost Hanna Halpryn from June 1992 until the Sterling Merger in May 1994.

        ELIAS F. GHANEM, M.D. was appointed to the Board in December 1996. Dr. Ghanem has been a practicing physician since 1971. Dr. Ghanem created a health care system in Nevada in 1989. In 1994, Dr. Ghanem expanded his healthcare products to include a health maintenance organization and a national healthcare consulting firm.

        ROBERT SOROS was appointed to the Board of Directors in December 1996. Mr. Soros' principal occupation is as a senior investment professional with Soros Fund Management LLC ("SFM"). He is charged with the oversight of various private equity and real estate investments made by the Quantum group of funds and other affiliates of SFM. Prior to joining SFM, Mr. Soros worked in the risk arbitrage area at Prudential Bache Securities, Inc.

        J. KENNETH LOOLOIAN was appointed to the Board of Directors in January 1998. Mr. Looloian is an Executive Vice President of Di Giorgio Corporation, a former partner of Arveron Investment L.P. and a former Executive Vice President of International Controls Corporation. Mr. Looloian is also a director of Bally Total Fitness Holding Corporation ("Bally") and Park Place Entertainment Company, to be effective upon the consummation of a pending transaction.

        LEE S. HILLMAN has served since October 1996, as the President and Chief Executive Officer of Bally and he currently serves as a director of Bally. Additionally, Mr. Hillman was Treasurer of Bally from April 1991 to October 1996, Executive Vice President of Bally from September 1995 to October 1996, Senior Vice-President of Bally from April 1991 to September 1995 and Chief Financial Officer of Bally from April 1991 to May 1994. Mr. Hillman was Vice President, Chief Financial Officer and Treasurer of Bally Entertainment Corporation ("Entertainment") between November 1991 and December 1996 and Executive Vice President of Entertainment between August 1992 and December 1996. Mr. Hillman also served as Vice President-Administration of Bally's Grand, Inc. from August 1993 through February 1997. Mr. Hillman also serves as a director of Holmes Place, Plc., an operator of fitness centers in the United Kingdom. Mr. Hillman will not stand for reelection to the Board of Directors.

        Officers of the Company serve at the pleasure of the Board of Directors, subject to the terms of any employment agreements with the Company. See "-Employment Agreements." Except as noted above, there are no family relationships among any of the Company's executive officers and directors.

DIRECTOR COMPENSATION

        The Company's directors do not currently receive any cash compensation for service on the Board of Directors but may be reimbursed for certain expenses in connection with attendance at Board of Director meetings or other meetings on the Company's behalf. The Company's directors are eligible to receive options under the Company's Stock Option Plan.

COMMITTEES AND MEETINGS

        During fiscal year 1998, the Board of Directors held four meetings and took certain actions by unanimous written consent. Each director attended at least 75% of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of Committees of the Board held during fiscal year 1998 during the period of such director's service.

        The Compensation Committee currently consists of Dr. Phillip Frost (Chairman), Dr. Elias Ghanem and Mark J. Hanna. The Compensation Committee met once in fiscal year 1998. The primary function of the Compensation Committee is to review and approve the Company's compensation policies and practices, propose compensation levels for directors and officers, and propose changes in the Company's benefit plans.

        The Audit Committee is currently composed of Messrs. J. Kenneth Looloian (Chairman), Mark J. Hanna and Richard B. Frost. The Audit Committee met once during fiscal year 1998. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company, and to address the scope and expense of audit and related services provided by the Company's independent accountants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Dr. Phillip Frost, Chairman of the Company's Compensation Committee, is also a director and executive officer of IVAX Corporation. Mr. Fernandez serves on the Board of Directors of IVAX Corporation. Mr. Fernandez serves on the Board of Directors of Frost Hanna Capital Group, Inc. Mark J. Hanna, President and a director of Frost Hanna Capital Group, Inc. serves on the Company's Compensation Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the most highly compensated executive officers of the Company whose total annual salary and bonus, determined as of the end of the fiscal year ended June 30, 1998, exceeded $100,000 (the "Named Executive Officers"). No executive officer of the Company's predecessor was paid in excess of $100,000 in fiscal year 1996.



                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                             ANNUAL COMPENSATION                       ------------------
                        ------------------------------      OTHER       NO. OF SECURITIES
      NAME AND          FISCAL                             ANNUAL          UNDERLYING            ALL OTHER
 PRINCIPAL POSITION      YEAR    SALARY ($)   BONUS ($)  COMPENSATION       OPTIONS             COMPENSATION
---------------------   ------   ----------   --------   ------------    --------------         ------------
Charles M. Fernandez,                                            (1)
 President and Chief     1998     334,547            (3)   36,360(2)        100,000                  -0-
 Executive Officer...    1997     327,880      70,000(7)                        -0-                  -0-

Susan Tarbe, Executive
 Vice President and      1998     168,462            (3)          (1)           -0-                3,167(4)
 General Counsel.....    1997      97,000(5)   40,000(6)          (1)       100,000                1,118(4)


                                                                           LONG-TERM
                                                                          COMPENSATION
                             ANNUAL COMPENSATION                       ------------------
                        ------------------------------      OTHER       NO. OF SECURITIES
      NAME AND          FISCAL                             ANNUAL          UNDERLYING            ALL OTHER
 PRINCIPAL POSITION      YEAR    SALARY ($)   BONUS ($)  COMPENSATION       OPTIONS             COMPENSATION
---------------------   ------   ----------   --------   ------------    --------------         ------------
Norman B. Gaylis, M.D.
 Senior Vice President,
 Chief Operating Officer 1998     464,193             (3)      (1)            50,000                  -0-
 of Physician Practice   1997(8)   92,094       50,000(7)      -0-               -0-                  -0-
 Division

-------------------
(1) The total perquisites and other personal benefits provided is less than 10% of the total annual salary and bonus to such officer.
(2)   Includes $13,155 in car allowance and $20,205 in insurance benefits.
(3) No final determination for bonuses for fiscal 1998 has been made at this time.
(4) Reflects matching contributions to the Company's 401(k) plan which is earned during the fiscal year indicated but not paid until the following fiscal year.
(5)   Mrs. Tarbe joined the Company in September 1996.
(6) Includes a signing bonus in the amount of $2,500 and a bonus paid in September 1997 for services rendered in fiscal 1997.
(7)   Represents a bonus paid in fiscal 1998 for services rendered in fiscal
      1997.
(8)   Dr. Gaylis joined the Company in April 1997.

OPTION GRANTS DURING FISCAL 1998

        OPTION GRANTS TABLE. The following table sets forth certain information concerning grants of stock options made during fiscal 1998 to each of the Named Executive Officers. The Company did not grant any stock appreciation rights in fiscal 1998.

                                  INDIVIDUAL OPTION GRANTS IN 1998 FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------
                     SHARES OF COMMON  % OF TOTAL                          POTENTIAL REALIZABLE VALUE AT ASSUMED
                     STOCK UNDERLYING  GRANTED TO   OPTION    EXPIRATION  ANNUAL RATES OF STOCK PRICE APPRECIATION
       NAME           OPTIONS GRANTED   EMPLOYEES  PRICE ($)     DATE              FOR OPTION TERM (1)
-------------------  ----------------  ----------  ---------  ----------  -----------------------------------------
                                                                                5%              10%
                                                                          -------------    ------------
Charles M. Fernandez      100,000         38.9%     $5.25      7/30/07      330,170          836,715

Susan Tarbe                     0         --         --          --            --              --

Norman B. Gaylis, M.D.     50,000         19.5      $6.25      1/20/08      196,530          498,045

------------------
(1) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

        The following table sets forth information with respect to (i) the number of unexercised options held by the Named Executive Officers as of June 30, 1998, and (ii) the value as of June 30, 1998 of unexercised in-the-money options. No options were exercised by any of the Named Executive Officers in 1998.

                               NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                 AT JUNE 30, 1998                  AT JUNE 30, 1998 ($)(1)
                          -------------------------------       ------------------------------
                          EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
                          -----------       -------------       -----------      -------------
Charles M. Fernandez        85,000             50,000                0                 0

Susan Tarbe                 60,000             40,000                0                 0

Norman B. Gaylis, M.D.      16,666             33,334                0                 0

------------------

(1) Market value of shares covered by in-the-money options on June 30, 1998, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Charles M. Fernandez, Susan Tarbe and Norman B. Gaylis. Mr. Fernandez's employment agreement is for a term of three years plus one additional year for each year of service and became effective on September 11, 1996, and provides for an annual base salary of $350,000 and a bonus of $100,000 payable in 20 equal installments of $5,000 over the first five years of such agreement. Pursuant to the terms of Mr. Fernandez's employment agreement, he may receive additional bonuses at the discretion of the Board. Mr. Fernandez is prohibited from competing with the Company for the duration of his employment agreement and for a period of two years thereafter unless he is terminated without cause, and he is additionally prohibited from disclosing confidential information. If Mr. Fernandez is terminated without cause, Mr. Fernandez is entitled to receive his base salary for a period of three years following the effective date of termination and any amount of unpaid bonus.

        Ms. Tarbe's employment agreement, as amended, is effective until August 24, 2001, and provides for an annual base salary of $185,000 and a bonus as may be determined by the Chairman and approved by the Board. Under the terms of Ms. Tarbe's employment agreement, she received an option to purchase 100,000 shares of the Company at $5.00 per share. Upon a change in control of the Company, Ms. Tarbe is entitled to an acceleration of the remainder of her employment agreement and automatic vesting of any unvested portion of her aforementioned warrant. Ms. Tarbe is prohibited from competing with the Company for the duration of her employment agreement and for a period of ninety days thereafter unless she is terminated without cause, and she is additionally prohibited from disclosing confidential information.

        Dr. Gaylis' employment agreement is for a period of four years commencing April, 1997, and provides for an annual base salary of $450,000 renewable at the sole discretion of the Company, subject to adjustment upon certain conditions. Under the terms of Dr. Gaylis' employment agreement, Dr. Gaylis is entitled to annual incentive compensation of 50% of earnings before interest, taxes, depreciation and amortization ("EBITDA") derived from his professional services at designated offices where EBITDA is in excess of $365,000. Dr. Gaylis is prohibited from competing with the Company and soliciting any employee or contractor of the Company for the duration of his employment agreement and for a period of two years thereafter. Additionally, Dr. Gaylis is prohibited form disclosing confidential information.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Under rules established by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year.

        GENERAL. The Compensation Committee is comprised of non-employee directors and is responsible for setting and administering policies that govern annual compensation of the Company's executive officers, as well as the Company's stock option plan. The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and an annual performance-based bonus as well as stock option plans designed to provide long-term incentives. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the Company's executive officers. The Committee did not establish performance targets or adopt any bonus plan for fiscal 1998.

        In establishing the Company's executive compensation program, the Compensation Committee takes into account current market data and compensation trends for comparable companies, and gauges achievement of corporate and individual objectives. The base salaries of the Named Executive Officers have been fixed at levels which the Compensation Committee believes are competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities. Performance bonuses have been structured to reinforce the achievement of both short and long term corporate objectives. The Company utilizes stock options to foster a long-term perspective aligned with that of its shareholders. The salaries for each of the Named Executive Officers is set forth in such executive's employment agreement.


                           Dr. Phillip Frost, Chairman
                                Dr. Elias Ghanem
                                  Mark J. Hanna

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the AMEX Market Value Index and the NASDAQ Health Services Index for the period of September 11, 1996 (the date a wholly owned subsidiary of the predecessor to the Company merged with and into Continucare (the "Merger") and the Company listed its Common Stock on the American Stock Exchange) to June 30, 1998.

                                          CUMULATIVE TOTAL RETURNS
                                     ------------------------------------
                                       9/11/96          6/97        6/98

CONTINUCARE CORPORATION                100.00          65.73       55.24
NASDAQ HEALTH SERVICES                 100.00          97.20       94.75
AMEX MARKET VALUE INDEX                100.00         114.06      114.06

CERTAIN TRANSACTIONS

        The Company was obligated to Charles M. Fernandez for a note payable in the principal amount of $599,750 (the "Fernandez Note"), which was paid in full in August 1997. The Fernandez Note bore interest at 10% per annum and matured on February 12, 1998.

        In February 1997, the Company entered into an agreement with Bally Total Fitness ("Bally"), pursuant to which the Company will establish, subject to certain conditions, outpatient rehabilitation centers at Bally fitness centers nationwide. The Company began implementing its February 1997 agreement with Bally in July 1997. During fiscal year ended June 30, 1998, the Company earned $381,000 in management fees from Bally. At June 30, 1998, $359,000 is included in accounts receivable for these services. Mr. Looloian, a director of the Company, and Mr. Hillman, a director of the Company during fiscal 1998, are affiliates of Bally. See "Management--Directors"

        On April 10, 1997, the Company, through Continucare Physician Practice Management, Inc., a wholly owned subsidiary, acquired all of the outstanding stock of certain arthritis rehabilitation centers and affiliated physician practices. The acquisitions included the purchase of AARDS, INC. ("AARDS"), a Florida corporation formerly known as Norman G. Gaylis, M.D., Inc. In connection with the purchase the Company entered into a management agreement with ZAG Group, Inc. ("ZAG"). The management agreement, among other things, provided for ZAG to perform certain services in exchange for specified compensation. In addition, the Company entered into a put/call agreement with ZAG, which allowed each of the parties to require the other party, after a two-year period, to either sell or purchase all the issued and outstanding capital stock of ZAG for a specified price to be paid in a combination of cash and common stock of the Company. In August the Company paid approximately $2 million to ZAG in connection with the cancellation of the put/call agreement of which $115,000 was paid in cash and the remaining $1,885,000 was paid by issuing 575,000 shares of the Company's common stock with a fair market value of approximately $1.6 million. In the event that the common stock does not have an aggregate fair market value of approximately $1,885,000 on October 15, 1999, the Company is obligated to pay additional cash consideration or issue additional shares of its common stock so that the aggregate value of the stock issued is approximately $1,885,000. The management agreement was terminated upon the cancellation of the put/call agreement. The total amount paid in connection with the cancellation of the put/call agreement is included in cost in excess of tangible assets acquired on the accompanying balance sheet and is being amortized over a weighted average life of 14 years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been satisfied with the exception of Form 5s by the directors to report their receipt of stock options.

                         PROPOSAL TO AMEND THE COMPANY'S
                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN

                                (PROPOSAL NO. 2)

        The Company's Board of Directors has unanimously adopted, subject to the approval by the Company's shareholders, a resolution to approve an amendment to the Company's Amended and Restated 1995 Stock Option Plan (the "Stock Option Plan") increase the number of shares eligible for grant under the Stock Option Plan from 1,750,000 to 2,400,000. The current text of the Stock Option Plan is attached hereto as Exhibit A. The material features of the Stock Option Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Stock Option Plan.

GENERAL TERMS AND CONDITIONS

        The purpose of the Stock Option Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent persons who are key to the Company (including its subsidiaries), including key employees, officers, directors, independent contractors and consultants and upon whose efforts and judgment the success of the Company and such entities is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Stock Option Plan authorizes (a) the granting of incentive or nonqualified stock options to purchase Common Stock to key employees, executive officers, directors (whether or not employees), independent contractors and consultants satisfying the description above, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and
(c) the use of already owned Common Stock as payment of the exercise price for options granted under the Stock Option Plan and other forms of cashless exercises of options. A total of 1,750,000 shares of Common Stock are currently reserved for issuance under the Stock Option Plan. As of December 1, 1998, options to purchase 1,854,500 shares of Common Stock had been granted under the Stock Option Plan, exclusive of cancelled options but inclusive of exercised options.

        The Compensation Committee of the Board of Directors, or the Board, if this proposal is approved by the shareholders at the Annual Meeting, has the power to determine the terms of options granted to employee directors and all other eligible participants, including the exercise price, the number of shares subject to the option and the exercisability thereof. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. In general, options granted under the Stock Option Plan are not transferable other than by will or by the laws of descent and distribution, however, Non-Qualified Stock Option may be transferred with the prior written consent of the Committee or the Board and provided that the transfer does not violate the provisions of Rule 16b-3 of the Exchange Act. The Stock Option Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. The Compensation Committee or the Board of Directors has the authority to amend or terminate the Stock Option Plan, provided that no such action may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the Stock Option Plan are subject to shareholder approval. Unless terminated sooner, the Stock Option Plan will terminate ten years from its effective date.

        Subject to the provisions in any separate employment agreement with an optionee, the unexercised portion of any option granted to an employee under the Stock Option Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than
(i) Cause (as defined in the Stock Option Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d)(i) twelve months after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

        To prevent dilution of the rights of a holder of an option, the Stock Option Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Stock Option Plan.

FEDERAL INCOME TAX EFFECTS

        The Stock Option Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Stock Option Plan, an optionee (other than an officer or director of the Company) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

        If an optionee pays for shares of Common Stock on exercise of an option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

        The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

        INCENTIVE STOCK OPTIONS. The Stock Option Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code to employees of the Company or its subsidiaries. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        An optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

        IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

OPTIONS GRANTED UNDER THE STOCK OPTION PLAN

        As of December 1, 1998 nonqualified stock options to purchase an aggregate of 1,854,500 shares of Common Stock had been granted to approximately 38 persons (including options that have been exercised, but excluding cancelled options). The options were granted at exercise prices ranging from $5.00 to $6.75 per share.

        The table below indicates, as of December 1, 1998, the aggregate number of options granted under the Stock Option Plan since its inception (including options that have been exercised but excluding options that have been cancelled) to the persons and groups indicated.

                                                                                NUMBER OF
                                                                                 OPTIONS
OPTION GRANTEE                                                                   GRANTED
-------------------------------------------------------------------------   --------------
Charles M. Fernandez
    Chief Executive Officer, President and Director......................       135,000(1)

Susan Tarbe
    Executive Vice President and General Counsel.........................       100,000(2)

Norman B. Gaylis, M.D.
    Senior Vice President, Chief Operating Officer of Practice Division..        50,000(3)

All current executive officers as a group (6 persons)....................       402,000(4)

All current directors who are not executive officers as a group (6 persons)     600,000(5)

All persons, other than executive officers as a group (24 persons).......     1,032,500(6)

--------------------
(1) Options issued at an exercise price of $5.25 per share for 35,000 options and $5.125 per share for 100,000 options (the fair market value of Common Stock on the date of grants).
(2) Options issued at an exercise price of $5.00 per share (the fair market value of Common Stock on the date of grant).
(3) Options issued at an exercise price of $6.25 per share.

(4) Options issued at prices ranging from $5.00 to $6.31.
(5) Options issued at an exercise price of $5.125.
(6) Options issued at prices ranging from $5.125 to $6.75.

        The Compensation Committee believes that options granted under the Stock Option Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Compensation Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of shares for which options will be granted, except (i) to the extent already granted, and (ii) no one plan participant may be granted more than 500,000 options, subject to adjustment under certain conditions.

VOTE REQUIRED AND RECOMMENDATION

        The Compensation Committee of the Board of Directors has approved the Stock Option Plan as amended in this Proposal No. 2 and is recommending approval by the shareholders because it believes that the amendment set forth hereinabove are in the Company's best interests.

        The affirmative vote of a majority of the votes of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote will be required for approval of the proposal to amend the Stock Option Plan as set forth hereinabove.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1995 AMENDED AND RESTATED STOCK OPTION PLAN.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Company's independent public accountants for the fiscal year ended June 30, 1998 were and for the fiscal year ended 1999 will be the firm of Ernst & Young LLP. It is expected that representatives of such firm will (i) attend the Annual Meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

        The accounting firm of Arthur Andersen LLP ("Arthur Andersen") represented the predecessor to Continucare, Zanart Entertainment, Incorporated ("Zanart"), as its independent accountants during fiscal years 1995 and 1996 and was dismissed by the Company's Board of Directors on November 15, 1996 as a result of the Merger of a wholly-owned subsidiary of Zanart with and into Continucare. During such period, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Arthur Andersen's reports on the financial statements of the Company for the fiscal years ended 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        The accounting firm of Deloitte & Touche LLP ("Deloitte & Touche") represented pre-Merger Continucare as its independent accountants during the period from February 12, 1996 (inception) to June 30, 1996 and was appointed as the Company's independent accountants by the Board of Directors for fiscal year 1997. During the Company's two most recent fiscal years and subsequent interim periods, for which Deloitte & Touche was the Company's independent auditors, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Deloitte & Touche's reports on the financial statements of the Company for the two most recent fiscal years, for which Deloitte & Touche was the Company's independent auditors, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

                                 OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business to be presented at the Company's 1998 Annual Meeting of Shareholders. If any other business should properly come before the Company's 1998 Annual Meeting of Shareholders, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                              SHAREHOLDER PROPOSALS

        Proposals by holders of the Company's Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than August 18, 2000. Such proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Exchange Act.


                                            By Order of the Board of Directors,


                                            Charles M. Fernandez
                                            CHAIRMAN OF THE BOARD OF DIRECTORS


Miami, Florida
December  23, 1998

                                                                      EXHIBIT A

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                             CONTINUCARE CORPORATION
                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN

                     ---------------------------------------


        1. PURPOSE. The purpose of this Plan is to advance the interests of Continucare Corporation, a Florida corporation (the "Company"), providing an additional incentive to attract and retain qualified and competent persons who are key to the Company (as hereinafter defined), including key employees, Officers, Directors, independent contractors and consultants, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

        2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

               (d) "Common Stock" shall mean the Company's Common Stock, par value $0.0001 per share.

               (e) "Company" shall refer to Continucare Corporation, a Florida corporation and its subsidiaries.

               (f) "Director" shall mean a member of the Board.

               (g) "Employee Director" shall mean a member of the Board who is also an employee of the Company or a Subsidiary.

               (h) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on NASDAQ or such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii) or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

               (i) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

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               (j) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or a Subsidiary.

               (k) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

        (l) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. /section/ 229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

               (m) "Option" (when capitalized) shall mean any option granted under this Plan.

               (n) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

               (o) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Code Section 162(m) and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

               (p) "Plan" shall mean this Stock Option Plan for the Company.

               (q) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (r) "Share(s)" shall mean a share or shares of the Common Stock.

               (s) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        3. SHARES AND OPTIONS. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to 2,400,000 Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

        4. INCENTIVE AND NON-QUALIFIED OPTIONS. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

        5. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are


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exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary as defined in Code Section 424), exceeds $100,000.

        6.     CONDITIONS FOR GRANT OF OPTIONS.

               (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. The Optionees shall be (i) those persons selected by the Committee or the Board from the class of all regular employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular employees of the Company and (ii) Non-Employee Directors. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

               (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

               (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

               (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation [as defined in Section 424 of the Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

               (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Shares with respect to which Options may be granted to any one Optionee may not exceed 960,000 subject to adjustment as provided in Section 11(a) hereof.

        7. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

        8. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to the Company of the

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amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee or the Board and may consist of cash, certified or official bank check, money order, or if and to the extent permitted by the Committee or the Board, (x) Shares held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to realize a financial accounting change), (y) the withholding of Shares issuable upon exercise of the Option, or (z) by any form of cashless exercise procedure approved by the Committee or the Board, or in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require.
No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 10 hereof.

        9. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 9.

               (a) The expiration date of an Option shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

               (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 10(b) hereof. For this purpose, the term "Change in Control" shall mean the approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

               (c) The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option.

        10.    TERMINATION OF OPTION PERIOD.

               (a) The unexercised portion of any Option granted to an Optionee, shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

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                      (i)    three months after the date on which the Optionee's
employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Code
Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board, or (C) death;

                      (ii) immediately upon the termination of the Optionee's employment for Cause;

                      (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board; or

                      (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the Optionee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 10(a)(iii) hereof.

        All references herein to the termination of the Optionee's employment shall, in the case of an Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service with the Company.

               (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Section 9(b) hereof or of any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

        11.    ADJUSTMENT OF SHARES.

               (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                      (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                      (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) Subject to the specific terms of any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or the Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by


                                      A-5
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reason thereof shall be made with respect to the number of or exercise price of
Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

        12. TRANSFERABILITY OF OPTIONS AND SHARES.

               (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

               (b) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

        13.    ISSUANCE OF SHARES.

               (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

               (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings, if any, as the Committee or the Board may deem necessary or advisable to facilitate compliance with any such law or regulation including, but not limited to, the following:

                      (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                      (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities law deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

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        14. ADMINISTRATION OF THE PLAN.

               (a) The Plan shall be administered by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

               (b) The Board may grant Options pursuant to any persons to whom Options may be granted under Section 5(a) hereof.

               (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

               (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

        15. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

        16. INTERPRETATION.

               (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.
               (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

               (c) This Plan shall be governed by the laws of the State of Florida.

               (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

               (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

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        17. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the
Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

        18. TERMINATION DATE. The Plan shall terminate on December 31, 2005.

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                             CONTINUCARE CORPORATION


                        THIS PROXY IS SOLICITED ON BEHALF
                       OF THE COMPANY'S BOARD OF DIRECTORS


                                  COMMON STOCK

The undersigned, a holder of Common Stock of Continucare Corporation, a Florida corporation (the "Company"), hereby appoints Charles M. Fernandez and Susan Tarbe, and each of them, acting alone, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned at the close of business on December 11, 1998 at the Annual Meeting of Shareholders of the Company, to be held on Tuesday, January 26, 1998, at 10:00 a.m., local time, at 100 Southeast Second Avenue, 19th Floor, Miami, Florida and at any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS SET FORTH.

(1)     ELECTION OF DIRECTORS CHARLES M. FERNANDEZ, DR. PHILLIP FROST, RICHARD
        B. FROST, MARK J. HANNA, DR. ELIAS GHANEM, ROBERT SOROS, J. KENNETH LOOLOIAN AND NEIL FLANZRAICH as directors.

               [  ]   VOTE FOR all nominees listed above, except as marked to
                      the contrary below.

               [  ]   VOTE WITHHELD from all nominees listed above.

                      VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any): _________________

                      ______________________________________________.

(2)     PROPOSAL to amend the Company's Amended and Restated 1995 Stock Option
        Plan.

                    [  ] FOR    [  ] AGAINST   [  ] ABSTAIN

(3) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

                               (see reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED `FOR' ALL OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (1)the Notice of Annual Meeting for the 1998 Annual Meeting, (2) the Proxy Statement and (3)the Company's 1998 Annual Report to Shareholders.



                                    Dated  _________________________  , 1998




                                    _________________________________________
                                               (Signature)




                                    _________________________________________
                                       (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.